Kurv ETF Trust N-14

Exhibit 99.17

FORM OF PROXY CARD

[PROXY SERVICE Address]

To vote by Internet

1) Read the Proxy Statement and have the proxy card below at hand.

2) Go to website_______

3) Follow the instructions provided on the website.

To vote by Telephone

1) Read the Proxy Statement and have the proxy card below at hand.

2) Call _________

3) Follow the instructions.

To vote by Mail

1) Read the Proxy Statement.

2) Check the appropriate boxes on the proxy card below.

3) Sign and date the proxy card.

4) Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M00000-P00000	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY
[ ]

The shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote “FOR” each proposal, and to grant discretionary power to vote upon such other business as may properly come before the Special Meeting.

For Against Abstain

1. To approve an Agreement and Plan of Reorganization (the “Plan”) providing for (i) the transfer of all of the assets of each of the Kurv Yield Premium Strategy Amazon (AMZN) ETF, Kurv Yield Premium Strategy Apple (APPL) ETF, Kurv Yield Premium Strategy Microsoft (MSFT) ETF, Kurv Yield Premium Strategy Google (GOOGL) ETF, Kurv Yield Premium Strategy Tesla (TSLA) ETF and Kurv Yield Premium Strategy Netflix (NFLX) ETF, each a series of NEOS ETF Trust (each a “Target Fund” and together the “Target Funds”) to its corresponding Acquiring Fund, each a newly created series of Kurv ETF Trust (each an “Acquiring Fund” and together the “Acquiring Funds”), in exchange for (a) the corresponding Acquiring Fund’s assumption of the respective Target Fund’s liabilities, and (b) shares of the corresponding Acquiring Fund of equal value to the net assets of the Target Fund being acquired, and (ii) the immediate distribution by each Target Fund of the shares of the corresponding Acquiring Fund to shareholders of the respective Target Fund, in connection with the liquidation and termination of each Target Fund (each a “Reorganization” and together the “Reorganizations”); and

2. To transact such other business, if any, as may properly come before the Special Meeting or any adjournments or postponements thereof.

☐ ☐ ☐ ☐ ☐ ☐

The undersigned acknowledges receipt with this proxy of a copy of the Notice of the Special Meeting of Shareholders and the Proxy Statement.

Please sign exactly as name appears above. If shares are held in the name of joint owners, each should sign, if possible. Attorneys-in-fact, executors, administrators, etc., should give full title. If shareholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders:

The Notice and Proxy Statement is available at ____________.

M00000-P00000
PROXY	PROXY

NEOS ETF Trust

Kurv Yield Premium Strategy Amazon (AMZN) ETF

Kurv Yield Premium Strategy Apple (APPL) ETF

Kurv Yield Premium Strategy Microsoft (MSFT) ETF

Kurv Yield Premium Strategy Google (GOOGL) ETF

Kurv Yield Premium Strategy Tesla (TSLA) ETF

Kurv Yield Premium Strategy Netflix (NFLX) ETF

PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD [  ], 2024

This Proxy is solicited on behalf of the Board of Trustees of NEOS ETF Trust (the “Trust”), on behalf of each of the Kurv Yield Premium Strategy Amazon (AMZN) ETF, Kurv Yield Premium Strategy Apple (APPL) ETF, Kurv Yield Premium Strategy Microsoft (MSFT) ETF, Kurv Yield Premium Strategy Google (GOOGL) ETF, Kurv Yield Premium Strategy Tesla (TSLA) ETF and Kurv Yield Premium Strategy Netflix (NFLX) ETF (each a “Fund” and, collectively, the “Funds”). Revoking any such prior appointments, the undersigned hereby appoints as proxies [  ] and [  ] (or, if only one shall act, that one), and each of them (with power of substitution), to vote all shares of the Funds that the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at 1:00 p.m. Eastern time, on November 13, 2024, at the offices of Kurv Investments, LLC, 1 Letterman Drive, Building C, Suite 3-500, San Francisco, CA 94129, at 1:00 pm Eastern time, and any adjournment(s) thereof (the “Special Meeting”), with all the power the undersigned would have if personally present. This proxy shall be voted on the proposal described in the Proxy Statement and as specified on the reverse side. In their discretion, the proxies may vote with respect to all other matters that properly come before the Special Meeting. Receipt of the Notice of the Special Meeting and the accompanying Proxy Statement is hereby acknowledged.

IF NO SPECIFICATION IS MADE AND THE PROXY IS SIGNED AND RETURNED, THE PROXY SHALL BE VOTED FOR THE PROPOSAL.

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. IF YOU ARE NOT VOTING BY

PHONE OR INTERNET, PLEASE SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN

IT PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE SIGN AND DATE ON THE REVERSE SIDE OF THIS CARD